UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2008

Cogdell Spencer Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

4401 Barclay Downs Drive, Suite 300
Charlotte, North Carolina		28209
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
On August 21, 2008, Cogdell Spencer Inc. (the “Company”) announced that it entered into a joint venture with Northwestern Mutual to acquire medical office buildings. In connection therewith, CSA Medical Partners Management, LLC, a subsidiary of Cogdell Spencer LP, the operating partnership subsidiary of the Company, and Northwestern Mutual entered into a limited liability company agreement, dated August 21, 2008, to form CSA Medical Partners LLC (the “Joint Venture”). The Joint Venture expects to acquire up to approximately $350 million of medical office buildings and other healthcare facilities nationwide, predominantly associated with not-for-profit healthcare systems and large physician-owned clinics. The Company will contribute 20% of the equity capital, or approximately $25 million, to the Joint Venture to fund future acquisitions. The Joint Venture will be the Company’s exclusive vehicle for cash acquisitions. The Company will earn market based fees associated with the properties acquired by the Joint Venture.
ITEM 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press release of Cogdell Spencer Inc., dated August 21, 2008, announcing the joint venture with Northwestern Mutual to form CSA Medical Partners LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
By:	/s/ Frank C. Spencer
	Name:	Frank C. Spencer
	Title:	Chief Executive Officer and President

Date: August 27, 2008

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